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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (file numbers 333-87958 and 333-127367) of Regal Entertainment Group on Form S-8 of our report dated March 21, 2008 related to the financial statements of National Cinemedia, LLC, appearing in the Form 10-K/A of Regal Entertainment Group for the year ended December 27, 2007.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 26, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM